                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________


                                    FORM S-8


                 REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933



                             3DFX INTERACTIVE, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             CALIFORNIA                                 77-0390421
   -------------------------------              -----------------------
(State of incorporation or organization)           (IRS Employer
                                                    Identification No.)


                            4435 Fortran Drive
                           San Jose, California              95134
                   -------------------------------        -----------
              (Address of principal executive offices)     (Zip Code)

      INDIVIDUAL OPTIONS GRANTED UNDER THE STB SYSTEMS, INC. 1995 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN, THE STB SYSTEMS, INC.AMENDED AND
       RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND THE STB
               SYSTEMS, INC. 1995 EMPLOYE STOCK OPTION PURCHASE PLAN
            --------------------------------------------------------
                             (Full title of the plans)

                              L. Gregory Ballard
                     President and Chief Executive Officer
                             3DFX INTERACTIVE, INC.
                              4435 Fortran Drive
                           San Jose, California  95134
                               (408) 935-4400
            --------------------------------------------------------
(Name, address, and telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
            --------------------------------------------------------
                                        Proposed        Proposed
Title of Each Class of                   Maximum         Maximum      Amount of
Securities to be       Amount to be   Offering Price    Aggregate  Registration
Registered(1)           Registered       Per Share    Offering Price    Fee
--------------------------------------------------------------------------------
Common Stock, no par
value, and related       813,000        $17.28(2)      $14,048,640     $3,906
Preferred Share
Purchase Rights
--------------------------------------------------------------------------------
(1)The securities to be registered are shares of Common Stock, no par value, of the registrant issuable under the specified employee benefit plans and agreements thereunder to purchase Common Stock, which have been assumed by the Registrant in connection with the acquisition of STB Systems, Inc.

(2)Calculated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on May 17, 1999.






PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (3Dfx Interactive, Inc. is referred to herein as the "Registrant"):

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on February 5, 1999 and as amended by the Registrant's Annual Report on Form 10-K/A (Amendment No.
1) filed on March 1, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

   (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 4, 1997;

   (c) The description of the Company's  Preferred  Share
Purchase Rights contained in its Registration Statement on Form 8-A as filed with the Commission on November 9, 1998; and

   (d) The Registrant's Form 8-K as filed with the
Commission on March 30, 1999.

All documents filed by the Registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities
Not Applicable.

Item 5. Interests of Named Experts and Counsel
Not Applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 204(a) of the California General
Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for
(i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

Sections 204(a) and 317 of the California General
Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

Item 7. Exemption from Registration Claimed
Not Applicable.

Item 8. Exhibits

Exhibit
Number         Documents
4.1  STB Systems, Inc. 1995 Amended and Restated Long Term Incentive Plan(1)

4.2 STB Systems, Inc. Amended and Restated Stock Option Plan for Non-Employee Directors(2)
4.3  STB Systems, Inc. 1995 Employee Stock Option Purchase Plan(3)

5.1  Opinion of counsel as to legality of securities being registered

23.1 Consent of Independent Accountants

23.2 Consent of counsel (contained in Exhibit 5.1)

24.1 Power of Attorney (see page II-4)

(1) Incorporated by reference to the STB Systems, Inc. Registration Statement on Form S-8 (File No. 33-89460) filed on February 16, 1995 as amended on November 3, 1997.
(2) Incorporated by reference to the STB Systems, Inc. Registration Statement on Form S-8 (File No. 33-89464) filed on February 16,
1995.
(3) Incorporated by reference to the STB Systems, Inc. Registration Statement on Form S-8 (File No. 33-89462) filed on February 16,
1995.

Item 9. Undertakings

    (a) Rule 415 offering   The undersigned registrant hereby
undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Filing incorporating subsequent Exchange Act documents by reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Request for acceleration of effective date or filing of registration statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, 3Dfx Interactive, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of May, 1999.

                                            3DFX INTERACTIVE, INC.
                                            (Registrant)

                                            By:  /S/ L. GREGORY BALLARD
                                                 L. Gregory Ballard
                                                 President and Chief
                                                 Executive Officer

                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, L. Gregory Ballard and David Zacarias his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                         Title                     Date
---------------------------  ----------------------------------  -------------
  /s/ L. GREGORY BALLARD     President, Chief Executive          May 18, 1999
---------------------------    Officer and Director
     (L. Gregory Ballard)    (Principal Executive Officer)

  /s/ DAVID ZACARIAS*        Vice President of Finance and       May 18, 1999
---------------------------    Chief Financial Officer
     (David Zacarias)        (Principal Financial and
                             Accounting Officer)

 /s/ GORDON A. CAMPBELL      Chairman of the Board               May 18, 1999
---------------------------
     (Gordon A. Campbell)

  /s/ JAMES WHIMS*           Director                            May 18, 1999
---------------------------
     (James Whims)
/S/ L. GREGORY BALLARD
  /s/ PHILIP M. YOUNG*       Director                            May 18, 1999
---------------------------
     (Philip M. Young)

  /s/ ANTHONY SUN*           Director                            May 18, 1999
---------------------------
     (Anthony Sun)
Vice President, Finance and
  /s/ ALEX LEUPP*            Director                            May 18, 1999
---------------------------
     (Alex Leupp)

  /s/ SCOTT D. SELLERS*      Director                            May 18, 1999
---------------------------
     (Scott D. Sellers)

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                    ___________________________________
                                   EXHIBITS
                    ___________________________________

                      Registration Statement on Form S-8
                            3Dfx Interactive, Inc.
                                 May 19, 1999

                                 INDEX TO EXHIBITS

Exhibit
Number         Documents
4.1  STB Systems, Inc. 1995 Amended and Restated Long Term Incentive Plan(1)

4.2 STB Systems, Inc. Amended and Restated Stock Option Plan for Non-Employee Directors(2)
4.3  STB Systems, Inc. 1995 Employee Stock Option Purchase Plan(3)

5.1  Opinion of counsel as to legality of securities being registered

23.1 Consent of Independent Accountants

23.2 Consent of counsel (contained in Exhibit 5.1)

24.1 Power of Attorney (see page II-4)

(1) Incorporated by reference to the STB Systems, Inc. Registration Statement on Form S-8 (File No. 33-89460) filed on February 16, 1995 as amended on November 3, 1997.
(2) Incorporated by reference to the STB Systems, Inc. Registration Statement on Form S-8 (File No. 33-89464) filed on February 16,
1995.
(3) Incorporated by reference to the STB Systems, Inc. Registration Statement on Form S-8 (File No. 33-89462) filed on February 16,
1995.